NORTON ROSE FULBRIGHT November 30, 2020 Flotek Industries, Inc. 8846 N. Sam Houston Parkway W. Houston, Texas 77064 Norton Rose Fulbright US LLP Fulbright Tower 1301 McKinney, Suite 5100 I louston, Texas 77010-3095 United States Tel +1 713651 5151 Fax +1 713 651 5246 nortonrosefulbright.com Re: Registration of Securities of Flotek Industries, Inc. Ladies and Gentlemen: We have acted as counsel to Flotek Industries, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the "Securities Acf'), of the offer and sale, from time to time, by the selling stockholders thereof as described in the Registration Statement (as defined below), of up to an aggregate of 11,500,000 shares of common stock, par value $0.0001 per share, of the Company (the "Secondary Shares"). We also have participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-3 (the "Registration Statement') filed with the Securities and Exchange Commission (the "Commission") to which this letter is an exhibit. In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Second Amended and Restated Bylaws, as amended (the "Bylaws"); (iii) resolutions of the Board of Directors of the Company (the "Board') relating to the Registration Statement and the Secondary Shares; and (iv) such certificates, statutes, and other instruments and documents as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, and other documents and writings, we have made no independent investigation of such facts and we have relied in certain cases upon certificates and other communications of officers and employees of the Company without further investigation as to the facts set forth in such certificates and communications. In connection with rendering the opinions expressed in this letter, we have assumed that: (i) all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity to do so; and (ii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the authentic originals of those documents. Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Secondary Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas. 101 065465.5 Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com. Exhibit 5.1

Flotek Industries, Inc. November 30, 2020 Page 2 NORTON ROSE FULBRIGHT The foregoing opinions are limited to the laws of the State of Delaware, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and applicable federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter. We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. Respectfully submitted, ,j;-' /.-2/ I //es(e. c/fee NORTON ROSE FULBRIGHT US LLP 101065465.5